Question 7.c)
-------------
Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                                  Is this the
Series                                                            last filing
Number               Series Name                                for this series?
                                                                   (Y or N)

91   Goldman Sachs International Real Estate Securities Fund*          N
93   Goldman Sachs Commodity Strategy Fund*                            N
94   Goldman Sachs Income Strategies Portfolio*                        N
95   Goldman Sachs Satellite Strategies Portfolio*                     N
110  Goldman Sachs International Equity Dividend and Premium Fund*     N
111  Goldman Sachs Structured International Tax-Managed Equity Fund*   N
112  Goldman Sachs Absolute Return Tracker Fund*                       N
117  Goldman Sachs Dynamic Allocation Fund*                            N

--------------
* Please refer to the Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the funds.